Exhibit 99.1

NEWS RELEASE

For Immediate Release
July 23, 2008

For Further Information Contact:
Charles R. Hageboeck, Chief Executive Officer and President
(304) 769-1102

City Holding Company Announces Record Quarterly Diluted Earnings Per Share

Charleston, West Virginia – City Holding Company, “the Company” (NASDAQ:CHCO), a $2.5 billion bank holding company headquartered in Charleston, today announced record net income per diluted share for the second quarter of $0.83 compared to $0.72 per diluted share in the second quarter of 2007, or a 15.3% increase.  Net income for the second quarter of 2008 was $13.4 million, an increase of 8.6% from $12.3 million in the second quarter of 2007.  For the second quarter of 2008, the Company achieved a return on assets of 2.14%, a return on tangible equity of 21.0%, a net interest margin of 4.65%, and an efficiency ratio of 46.9%.  This compares with a return on assets of 1.94%, a return on equity of 19.9%, a net interest margin of 4.32%, and an efficiency ratio of 45.7% for the comparable period of 2007.

Net Interest Income

The Company’s tax equivalent net interest income increased $1.1 million, or 4.5%, from $24.6 million during the second quarter of 2007 to $25.7 million during the second quarter of 2008.  This increase is primarily attributable to interest expense on deposits and other interest bearing liabilities decreasing more quickly than interest income from loans and investments as a result of rate declines in the Federal Funds rate during 2008.  As a result of the Company’s positioning of its balance sheet, interest sensitive liabilities have repriced to lower levels at a faster rate than interest sensitive assets.  Additionally, the Company’s interest rate floors with a total notional value of $500 million have diminished the impact of falling rates on the Company’s interest income from variable rate loans.  The Company also benefited from an increase in its yield on taxable securities of nine basis points from the quarter ended June 30, 2007 and 16 basis points from the quarter ended March 31, 2008.  This increase was a result of the Company’s additional investments in preferred stocks and trust preferred securities primarily of regional banks during 2008.   Partially offsetting these increases from falling market rates was a decrease of $0.4 million in interest income from Previously Securitized Loans from the second quarter of 2007, as the balances of these loans have decreased 49.1%.  The decrease in average balances was partially mitigated by an increase in the yield on these loans from 66.4% for the second quarter of 2007 to 110.2% for the second quarter of 2008.  The yield on the previously securitized loans has increased due to improved cash flows as net default rates have been less than previously estimated.  The default rates have decreased as a result of the Company’s assumption of the servicing of all of the pool balances during the second quarter of 2005.  Subsequent to our assumption of the servicing of these loans, the Company has averaged net recoveries, but does not believe that continued net recoveries can be sustained indefinitely.

The Company’s net interest margin was 4.65% in the second quarter of 2008 as compared to 4.32% in the second quarter of 2007.

Credit Quality

At June 30, 2008, the Allowance for Loan Losses (“ALLL”) was $18.0 million or 1.03% of total loans outstanding and 123% of non-performing loans, compared to $17.6 million or 1.00% of loans outstanding and 103% of non-performing loans at December 31, 2007, and $16.6 million or 0.96% of loans outstanding and 145% of non-performing loans at June 30, 2007.

As a result of the Company’s quarterly analysis of the adequacy of the ALLL, the Company recorded a provision for loan losses of $0.85 million in the second quarter of 2008 compared to $1.6 million for the comparable period in 2007 and $1.9 million in the first quarter of 2008.  The provision for loan losses recorded during the second quarter of 2008 reflects the impact of improving loss experience on overdraft accounts.  Changes in the amount of the provision and related allowance are based on the Company’s detailed systematic methodology and are directionally consistent with growth and changes in the composition and quality of the Company’s loan portfolio.  The Company believes its methodology for determining the adequacy of its ALLL adequately provides for probable losses inherent in the loan portfolio and produces a provision and allowance for loan losses that is directionally consistent with changes in asset quality and loss experience.

The Company’s ratio of non-performing assets to total loans and other real estate owned improved slightly from 1.21% at March 31, 2008 to 1.20% at June 30, 2008.  Based on our analysis, the Company believes that the allowance allocated to the substandard and nonperforming loans, after considering the value of the collateral securing such loans, is adequate to cover losses that may result from these loans.  The Company’s ratio of non-performing assets to total loans and other real estate owned is 62 basis points lower than that of our peer group (bank holding companies with total assets between $1 and $5 billion), which reported average non-performing assets as a percentage of loans and other real estate owned of 1.82% for the most recently reported quarter ended March 31, 2008.

The Company had net charge-offs of $1.5 million for the second quarter of 2008. Net charge-offs on commercial and residential loans were $1.0 and $0.1 million, respectively, while installment loans experienced no net charge-offs for the second quarter.  Charge-offs for commercial loans were primarily related to two specific credits that had been appropriately considered in establishing the allowance for loan losses in prior periods.  One of the previously mentioned commercial charge-offs resulted in an increase of $1.9 million in the Company’s other real estate owned due to the foreclosure on the collateral securing the loan (a residential development property).   In addition, net charge-offs for depository accounts were $0.3 million for the 2nd quarter of 2008. While charge-offs on depository accounts are appropriately taken against the ALLL, the revenue associated with depository accounts is reflected in service charges.

Non-interest Income

Exclusive of investment gains, non-interest income increased $0.6 million to $14.2 million in the second quarter of 2008 as compared to $13.6 million in the second quarter of 2007.  Insurance commission revenues increased $0.3 million from the second quarter of 2007 primarily on the strength of the Company’s increased worker’s compensation commissions.  In addition, other income increased $0.2 million from the quarter ended June 30, 2007 as a result of income from an undesignated interest rate floor with a notional value of $100 million (which expired in May 2008).  Bank owned life insurance revenues increased $0.2 million from the quarter ended June 30, 2007 as a result of the Company modifying this portfolio during 2008. These increases were partially offset by a modest decrease in service charges from depository accounts of $0.1 million, or 1.4%, from $11.4 million during the second quarter of 2007 to $11.3 million during the second quarter of 2008.

Non-interest Expenses

Non-interest expenses increased $1.3 million from $17.5 million in the second quarter of 2007 to $18.8 million in the second quarter of 2008.  Salaries and employee benefits increased $0.6 million, or 6.8%, from the second quarter of 2007 due in part to additional staffing for new retail locations.  Other expenses also include increased charitable contributions of approximately $0.5 million.  As noted with our March 31, 2008 results, the Company has increased its charitable contributions in 2008 in recognition of the Company’s strong financial performance between 2002 and 2007.

Balance Sheet Trends

As compared to December 31, 2007, loans have decreased $17.0 million (1.0%) at June 30, 2008, due to decreases in loans to depository institutions of $60.0 million (100.0%), installment loans of $2.9 million (6.0%), and previously securitized loans of $1.6 million (23.8%).  These decreases were partially offset by increases in home equity loans of $29.7 million (8.7%), residential real estate loans of $10.6 million (1.8%), and commercial loans of $7.2 million (1.0%).

Total average depository balances increased $28.0 million, or 1.4%, from the quarter ended December 31, 2007 to the quarter ended June 30, 2008.  This increase was primarily in non-interest bearing demand deposits, savings deposits, and interest bearing demand deposits, which have increased $17.0 million, $14.3 million, and $8.9 million, respectively.

Income Tax Expense

The Company’s effective income tax rate for the second quarter of 2008 was 33.3% compared to 33.6% for the year ended December 31 2007, and 34.8% for the quarter ended June 30, 2007.  The effective rate is based upon the Company’s expected tax rate for the year ending December 31, 2008.

Previously Securitized Loans

At June 30, 2008, the Company reported “Previously Securitized Loans” of $5.3 million compared to $6.9 million at December 31, 2007 and $10.3 million at June 30, 2007, respectively, representing a decrease of 23.8% and 49.1%, respectively.  The yield on the previously securitized loans was 110.2% for the quarter ended June 30, 2008, compared to 93.2% for the quarter ended December 31, 2007, and 66.4% for the quarter ended June 30, 2007.  The yield on the previously securitized loans has increased due to improved cash flows as net default rates have been less than previously estimated.  The default rates have decreased as a result of the Company’s assumption of the servicing of all of the pool balances during the second quarter of 2005.  Subsequent to our assumption of the servicing of these loans, the Company has averaged net recoveries but does not believe that continued net recoveries can be sustained indefinitely.

Capitalization and Liquidity

One of the Company’s strengths is that it is highly profitable while maintaining strong liquidity and capital.  With respect to liquidity, the Company’s loan to deposit ratio was 87.1% and the loan to asset ratio was 70.1% at June 30, 2008.  The Company maintained investment securities totaling 17.6% of assets as of this date.  Further, the Company’s deposit mix is weighted heavily toward checking and saving accounts that fund 44.4% of assets at June 30, 2008.  Time deposits fund 36.1% of assets at June 30, 2008, but very few of these deposits are in accounts that have balances of more than $150,000, reflecting the core retail orientation of the Company.

The Company is also strongly capitalized. With respect to regulatory capital, at June 30, 2008, the Company’s Leverage Ratio is 10.75%, the Tier I Capital ratio is 14.19%, and the Total Risk-Based Capital ratio is 15.16%.  These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.  The Company’s tangible equity ratio was 10.0% at June 30, 2008 compared with a tangible equity ratio of 9.7% at December 31, 2007.

City Holding Company is the parent company of City National Bank of West Virginia.  City National operates 68 branches across West Virginia, Eastern Kentucky and Southern Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such information involves risks and uncertainties that could result in the Company's actual results differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) the Company may incur increased charge-offs in the future; (3) the Company may experience increases in the default rates on previously securitized loans that would result in impairment losses or lower the yield on such loans; (4) the Company may continue to benefit from strong recovery efforts on previously securitized loans resulting in improved yields on these assets; (5)  the Company could have adverse legal actions of a material nature; (6) the Company may face competitive loss of customers; (7) the Company may be unable to manage its expense levels; (8) the Company may have difficulty retaining key employees; (9) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (10) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (11) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; and (12) the Company may experience difficulties growing loan and deposit balances.  Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended June 30		Percent
	2008	2007	Change

Earnings ($000s, except per share data):
Net Interest Income (FTE)	$25,677	$24,565	4.53%
Net Income	13,379	12,322	8.58%
Earnings per Basic Share	0.83	0.72	15.28%
Earnings per Diluted Share	0.83	0.72	15.28%

Key Ratios (percent):
Return on Average Assets	2.14%	1.94%	9.84%
Return on Average Tangible Equity	21.03%	19.85%	5.95%
Net Interest Margin	4.65%	4.32%	7.78%
Efficiency Ratio	46.86%	45.68%	2.59%
Average Shareholders' Equity to Average Assets	12.46%	12.11%	2.95%

Consolidated Risk Based Capital Ratios (a):
Tier I	14.18%	15.15%	(6.40)%
Total	15.15%	16.12%	(6.02)%

Tangible Equity to Tangible Assets	10.02%	9.58%	4.62%

Common Stock Data:
Cash Dividends Declared per Share	$0.34	$0.31	9.68%
Book Value per Share	18.72	17.40	7.57%
Tangible Book Value per Share	15.13	13.95	8.48%
Market Value per Share:
High	44.15	40.93	7.87%
Low	37.29	37.67	(1.01)%
End of Period	40.77	38.33	6.37%

Price/Earnings Ratio (b)	12.28	13.31	(7.73)%
	Six Months Ended June 30		Percent
	2008	2007	Change

Earnings ($000s, except per share data):
Net Interest Income (FTE)	$49,814	$49,236	1.17%
Net Income	26,417	25,553	3.38%
Earnings per Basic Share	1.64	1.48	10.81%
Earnings per Diluted Share	1.63	1.48	10.14%

Key Ratios (percent):
Return on Average Assets	2.11%	2.02%	4.46%
Return on Average Tangible Equity	21.28%	20.50%	3.81%
Net Interest Margin	4.53%	4.36%	3.77%
Efficiency Ratio	47.71%	45.29%	5.36%
Average Shareholders' Equity to Average Assets	12.25%	12.19%	0.46%

Common Stock Data:
Cash Dividends Declared per Share	$0.68	$0.62	9.68%
Market Value per Share:
High	44.15	41.54	6.28%
Low	32.51	37.67	(13.70)%

(a) June 30, 2008 risk-based capital ratios are estimated
(b) June 30, 2008 price/earnings ratio computed based on annualized second quarter 2008 earnings

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

Book Value and Market Price Range per Share
					Market Price
	Book Value per Share				Range per Share
	March 31	June 30	September 30	December 31	Low	High

2004	$12.09	$11.89	$12.70	$13.03	$27.30	$37.58
2005	13.20	15.56	15.99	16.14	27.57	39.21
2006	16.17	16.17	16.99	17.46	34.53	41.87
2007	17.62	17.40	17.68	18.14	31.16	41.54
2008	18.92	18.72			37.29	44.15

Earnings per Basic Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date

2004	$0.66	$0.80	$0.66	$0.67	$2.79
2005	0.70	0.72	0.73	0.72	2.87
2006	0.71	0.78	0.78	0.74	3.00
2007	0.76	0.72	0.76	0.78	3.02
2008	0.81	0.83			1.64

Earnings per Diluted Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date

2004	$0.65	$0.79	$0.65	$0.66	$2.75
2005	0.69	0.71	0.72	0.72	2.84
2006	0.71	0.77	0.77	0.74	2.99
2007	0.76	0.72	0.76	0.78	3.01
2008	0.80	0.83			1.63

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended June 30,
	2008	2007

Interest Income
Interest and fees on loans	$30,416	$31,947
Interest on investment securities:
Taxable	6,120	6,752
Tax-exempt	381	427
Interest on deposits in depository institutions	51	113
Interest on federal funds sold	-	291
Total Interest Income	36,968	39,530

Interest Expense
Interest on deposits	10,519	13,077
Interest on short-term borrowings	663	1,694
Interest on long-term debt	312	425
Total Interest Expense	11,494	15,196
Net Interest Income	25,474	24,334
Provision for loan losses	850	1,600
Net Interest Income After Provision for Loan Losses	24,624	22,734

Non-Interest Income
Investment securities gains	-	45
Service charges	11,269	11,426
Insurance commissions	1,168	832
Trust and investment management fee income	449	437
Bank owned life insurance	750	585
Other income	559	364
Total Non-Interest Income	14,195	13,689

Non-Interest Expense
Salaries and employee benefits	9,517	8,912
Occupancy and equipment	1,701	1,525
Depreciation	1,087	1,109
Professional fees	427	385
Postage, delivery, and statement mailings	618	569
Advertising	643	880
Telecommunications	440	460
Bankcard expenses	640	597
Insurance and regulatory	333	383
Office supplies	504	442
Repossessed asset losses, net of expenses	91	9
Other expenses	2,760	2,254
Total Non-Interest Expense	18,761	17,525
Income Before Income Taxes	20,058	18,898
Income tax expense	6,679	6,576
Net Income	$13,379	$12,322

Basic earnings per share	$0.83	$0.72
Diluted earnings per share	$0.83	$0.72
Average Common Shares Outstanding:
Basic	16,103	17,100
Diluted	16,167	17,158

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Six months ended June 30
	2008	2007

Interest Income
Interest and fees on loans	$61,408	$63,411
Interest on investment securities:
Taxable	12,184	13,686
Tax-exempt	780	855
Interest on deposits in depository institutions	116	230
Interest on federal funds sold	-	547
Total Interest Income	74,488	78,729

Interest Expense
Interest on deposits	22,534	25,788
Interest on short-term borrowings	1,808	3,207
Interest on long-term debt	753	957
Total Interest Expense	25,095	29,952
Net Interest Income	49,393	48,777
Provision for loan losses	2,733	2,500
Net Interest Income After Provision for Loan Losses	46,660	46,277

Non-Interest Income
Investment securities gains	2	45
Service charges	22,543	21,489
Insurance commissions	2,206	1,844
Trust and investment management fee income	1,081	1,005
Bank owned life insurance	1,426	1,281
Gain on sale of credit card merchant agreements	-	1,500
VISA IPO Gain	3,289	-
Other income	966	877
Total Non-Interest Income	31,513	28,041

Non-Interest Expense
Salaries and employee benefits	18,880	17,969
Occupancy and equipment	3,298	3,162
Depreciation	2,220	2,179
Professional fees	794	788
Postage, delivery, and statement mailings	1,272	1,346
Advertising	1,260	1,732
Telecommunications	858	915
Bankcard expenses	1,261	1,115
Insurance and regulatory	671	768
Office supplies	961	897
Repossessed asset (gains), net of expenses	123	(5)
Loss on early extinguishment of debt	1,208	-
Other expenses	5,854	4,256
Total Non-Interest Expense	38,660	35,122
Income Before Income Taxes	39,513	39,196
Income tax expense	13,096	13,643
Net Income	$26,417	$25,553

Basic earnings per share	$1.64	$1.48
Diluted earnings per share	$1.63	$1.48
Average Common Shares Outstanding:
Basic	16,124	17,230
Diluted	16,186	17,292

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Changes in Stockholders' Equity
(Unaudited) ($ in 000s)

	Three Months Ended
	June 30, 2008	June 30, 2007

Balance at April 1	$304,841	$303,354

Net income	13,379	12,322
Other comprehensive income:
Change in unrealized (loss) on securities available-for-sale	(6,914)	(2,841)
Change in unrealized (loss) on interest rate floors	(4,084)	(1,122)
Cash dividends declared ($0.34/share)	(5,489)	-
Cash dividends declared ($0.31/share)	-	(5,256)
Issuance of stock award shares, net	67	54
Exercise of 12,375 stock options	239	-
Exercise of 2,000 stock options	-	72
Excess tax benefits on stock compensation	17	3
Purchase of 305,900 common shares of treasury	-	(11,803)
Balance at June 30	$302,056	$294,783

	Six Months Ended
	June 30, 2008	June 30, 2007

Balance at January 1	$293,994	$305,307

Cumulative effect of adopting FIN 48	-	(125)
Net income	26,417	25,553
Other comprehensive income:
Change in unrealized (loss) on securities available-for-sale	(5,166)	(2,118)
Change in unrealized gain (loss) on interest rate floors	815	(1,000)
Cash dividends declared ($0.68/share)	(10,965)	-
Cash dividends declared ($0.62/share)	-	(10,598)
Issuance of stock award shares, net	340	318
Exercise of 18,075 stock options	315	-
Exercise of 7,300 stock options	-	154
Excess tax benefits on stock compensation	23	3
Purchase of 104,960 common shares of treasury	(3,717)	-
Purchase of 580,200 common shares of treasury	-	(22,711)
Balance at June 30	$302,056	$294,783

CITY HOLDING COMPANY AND SUBSIDIARIES
Condensed Consolidated Quarterly Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Quarter Ended
	June 30	March 31	Dec. 31	Sept. 30	June 30
	2008	2008	2007	2007	2007

Interest income	$36,968	$37,520	$38,989	$39,597	$39,530
Taxable equivalent adjustment	204	214	226	224	231
Interest income (FTE)	37,172	37,734	39,215	39,821	39,761
Interest expense	11,494	13,601	14,950	15,374	15,196
Net interest income	25,678	24,133	24,265	24,447	24,565
Provision for loan losses	850	1,883	1,650	1,200	1,600
Net interest income after provision
for loan losses	24,828	22,250	22,615	23,247	22,965

Noninterest income	14,195	17,318	14,281	13,814	13,689
Noninterest expense	18,761	19,899	17,861	18,031	17,525
Income before income taxes	20,262	19,669	19,035	19,030	19,129
Income tax expense	6,679	6,417	6,051	6,092	6,576
Taxable equivalent adjustment	204	214	226	224	231
Net income	$13,379	$13,038	$12,758	$12,714	$12,322

Basic earnings per share	$0.83	$0.81	$0.78	$0.76	$0.72
Diluted earnings per share	0.83	0.80	0.78	0.76	0.72
Cash dividends declared per share	0.34	0.34	0.31	0.31	0.31

Average Common Share (000s):
Outstanding	16,103	16,147	16,359	16,714	17,100
Diluted	16,167	16,205	16,414	16,767	17,158

Net Interest Margin	4.65%	4.40%	4.32%	4.32%	4.32%

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-Interest Income and Non-Interest Expense
(Unaudited) ($ in 000s)

	Quarter Ended
	June 30	March 31	Dec. 31	Sept. 30	June 30
	2008	2008	2007	2007	2007

Non-Interest Income:
Service charges	$11,269	$11,274	$11,735	$11,192	$11,426
Insurance commissions	1,168	1,038	1,119	1,127	832
Trust and investment management fee income	449	632	514	523	437
Bank owned life insurance	750	676	600	596	585
Other income	559	407	312	377	364
Subtotal	14,195	14,027	14,280	13,815	13,644
Investment securities gains (losses)	-	2	1	(1)	45
VISA IPO Gain	-	3,289	-	-	-
Total Non-Interest Income	$14,195	$17,318	$14,281	$13,814	$13,689

Non-Interest Expense:
Salaries and employee benefits	$9,517	$9,363	$8,759	$9,307	$8,912
Occupancy and equipment	1,701	1,597	1,604	1,600	1,525
Depreciation	1,087	1,133	1,133	1,160	1,109
Professional fees	427	367	424	416	385
Postage, delivery, and statement mailings	618	654	601	641	569
Advertising	643	617	590	801	880
Telecommunications	440	418	456	438	460
Bankcard expenses	640	621	617	623	597
Insurance and regulatory	333	338	422	364	383
Office supplies	504	457	469	472	442
Repossessed asset losses (gains), net of expenses	91	32	(105)	(47)	9
Loss on early extinguishment of debt	-	1,208	-	-	-
Other expenses	2,760	3,094	2,891	2,256	2,254
Total Non-Interest Expense	$18,761	$19,899	$17,861	$18,031	$17,525

Employees (Full Time Equivalent)	817	821	811	808	807
Branch Locations	68	69	69	68	68

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)
	June 30	December 31
	2008	2007
	(Unaudited)
Assets
Cash and due from banks	$59,270	$64,726
Interest-bearing deposits in depository institutions	10,601	9,792
Cash and cash equivalents	69,871	74,518

Investment securities available-for-sale, at fair value	406,130	382,098
Investment securities held-to-maturity, at amortized cost	33,646	34,918
Total investment securities	439,776	417,016

Gross loans	1,750,047	1,767,021
Allowance for loan losses	(17,959)	(17,581)
Net loans	1,732,088	1,749,440

Bank owned life insurance	68,894	64,467
Premises and equipment	56,492	54,635
Accrued interest receivable	9,923	11,254
Net deferred tax assets	23,001	20,633
Intangible assets	57,893	58,238
Other assets	36,898	32,566
Total Assets	$2,494,836	$2,482,767

Liabilities
Deposits:
Noninterest-bearing	$326,734	$314,231
Interest-bearing:
Demand deposits	418,835	397,510
Savings deposits	362,828	350,607
Time deposits	899,910	927,733
Total deposits	2,008,307	1,990,081
Short-term borrowings	136,820	161,916
Long-term debt	21,384	4,973
Other liabilities	26,269	31,803
Total Liabilities	2,192,780	2,188,773

Stockholders' Equity
Preferred stock, par value $25 per share: 500,000 shares authorized; none issued	-	-
Common stock, par value $2.50 per share: 50,000,000 shares authorized;
18,499,282 shares issued at June 30, 2008 and December 31, 2007
less 2,365,367 and 2,292,357 shares in treasury, respectively	46,249	46,249
Capital surplus	102,962	103,390
Retained earnings	239,838	224,386
Cost of common stock in treasury	(83,275)	(80,664)
Accumulated other comprehensive income:
Unrealized loss on securities available-for-sale	(6,949)	(1,783)
Unrealized gain on derivative instruments	5,205	4,390
Underfunded pension liability	(1,974)	(1,974)
Total Accumulated Other Comprehensive Income	(3,718)	633
Total Stockholders' Equity	302,056	293,994
Total Liabilities and Stockholders' Equity	$2,494,836	$2,482,767

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	June 30	March 31	Dec 31	Sept 30	June 30
	2008	2008	2007	2007	2007

Residential real estate	$612,676	$605,579	$602,057	$600,094	$601,045
Home equity	371,537	347,986	341,818	338,161	330,203
Commercial, financial, and agriculture	715,196	699,653	707,987	666,960	681,388
Loans to depository institutions	-	-	60,000	60,000	60,000
Installment loans to individuals	45,385	45,557	48,267	46,244	47,397
Previously securitized loans	5,253	6,025	6,892	8,317	10,321
Gross Loans	$1,750,047	$1,704,800	$1,767,021	$1,719,776	$1,730,354

CITY HOLDING COMPANY AND SUBSIDIARIES
Previously Securitized Loans
(Unaudited) ($ in millions)
			Annualized	Effective
		December 31	Interest	Annualized
	Year Ended:	Balance (a)	Income (a)	Yield (a)

	2007	$6.9	$7.3	69%
	2008	4.8	5.6	101%
	2009	3.5	4.1	101%
	2010	3.0	3.2	101%
	2011	2.4	2.7	101%

a - 2007 amounts are based on actual results. 2008 amounts are based on actual results through June 30, 2008 and estimated amounts for the remainder of the year. 2009, 2010, and 2011 amounts are based on estimated amounts.

Note: The amounts reflected in the table above require management to make significant assumptions based on estimated future default, prepayment and discount rates.  Actual performance could be significantly different from that assumed, which could result in the actual results being materially different from the amounts estimated above.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended June 30,
		2008			2007
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Assets:
Loan portfolio:
Residential real estate	$598,924	$9,348	6.28%	$596,246	$9,017	6.07%
Home equity	360,041	6,493	7.25%	326,970	6,302	7.73%
Commercial, financial, and agriculture	708,607	11,707	6.64%	670,687	12,655	7.57%
Loans to depository institutions	-	-	-	59,670	798	5.36%
Installment loans to individuals	55,667	1,398	10.10%	46,206	1,319	11.45%
Previously securitized loans	5,370	1,471	110.17%	11,210	1,856	66.41%
Total loans	1,728,609	30,417	7.08%	1,710,989	31,947	7.49%
Securities:
Taxable	446,625	6,120	5.51%	499,861	6,752	5.42%
Tax-exempt	35,994	585	6.54%	40,160	658	6.57%
Total securities	482,619	6,705	5.59%	540,021	7,410	5.50%
Deposits in depository institutions	9,266	50	2.17%	10,227	113	4.43%
Federal funds sold	-	-	-	22,077	291	5.29%
Total interest-earning assets	2,220,494	37,172	6.73%	2,283,314	39,761	6.98%
Cash and due from banks	54,906			50,715
Bank premises and equipment	56,002			47,304
Other assets	193,346			169,860
Less: Allowance for loan losses	(18,726)			(16,135)
Total assets	$2,506,022			$2,535,058

Liabilities:
Interest-bearing demand deposits	413,467	613	0.60%	428,772	1,310	1.23%
Savings deposits	361,244	831	0.93%	344,204	1,429	1.67%
Time deposits	909,421	9,075	4.01%	922,978	10,338	4.49%
Short-term borrowings	139,787	663	1.91%	162,115	1,694	4.19%
Long-term debt	21,401	313	5.88%	21,915	425	7.78%
Total interest-bearing liabilities	1,845,320	11,495	2.51%	1,879,984	15,196	3.24%
Noninterest-bearing demand deposits	323,123			318,041
Other liabilities	25,214			30,109
Stockholders' equity	312,365			306,924
Total liabilities and
stockholders' equity	$2,506,022			$2,535,058
Net interest income		$25,677			$24,565
Net yield on earning assets			4.65%			4.32%

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Six Months Ended June 30,
		2008			2007
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Assets:
Loan portfolio:
Residential real estate	$600,262	$18,763	6.29%	$595,381	$17,872	6.05%
Home equity	351,850	12,876	7.36%	324,820	12,544	7.79%
Commercial, financial, and agriculture	704,381	23,941	6.84%	668,888	25,343	7.64%
Loans to depository institutions	2,335	35	3.01%	54,586	1,452	5.36%
Installment loans to individuals	51,648	2,743	10.68%	44,564	2,588	11.71%
Previously securitized loans	5,895	3,050	104.05%	12,784	3,612	56.98%
Total loans	1,716,371	61,408	7.19%	1,701,023	63,411	7.52%
Securities:
Taxable	451,137	12,184	5.43%	502,707	13,686	5.49%
Tax-exempt	36,865	1,200	6.55%	40,286	1,315	6.58%
Total securities	488,002	13,384	5.52%	542,993	15,001	5.57%
Deposits in depository institutions	8,982	116	2.60%	11,623	230	3.99%
Federal funds sold	-	-	-	20,812	547	5.30%
Total interest-earning assets	2,213,355	74,908	6.81%	2,276,451	79,189	7.01%
Cash and due from banks	60,174			50,424
Bank premises and equipment	55,355			46,142
Other assets	189,810			169,455
Less: Allowance for loan losses	(18,282)			(15,887)
Total assets	$2,500,412			$2,526,585

Liabilities:
Interest-bearing demand deposits	411,606	1,325	0.65%	429,483	2,641	1.24%
Savings deposits	360,916	1,934	1.08%	337,153	2,736	1.64%
Time deposits	921,462	19,274	4.21%	922,460	20,412	4.46%
Short-term borrowings	133,790	1,808	2.72%	154,328	3,207	4.19%
Long-term debt	21,953	753	6.90%	27,145	957	7.11%
Total interest-bearing liabilities	1,849,727	25,094	2.73%	1,870,569	29,953	3.23%
Noninterest-bearing demand deposits	317,504			317,382
Other liabilities	26,991			30,670
Stockholders' equity	306,190			307,964
Total liabilities and
stockholders' equity	$2,500,412			$2,526,585
Net interest income		$49,814			$49,236
Net yield on earning assets			4.53%			4.36%

CITY HOLDING COMPANY AND SUBSIDIARIES
Analysis of Risk-Based Capital
(Unaudited) ($ in 000s)

	June 30	March 31	Dec 31	Sept 30	June 30
	2008 (a)	2008	2007	2007	2007

Tier I Capital:
Stockholders' equity	$302,056	$304,841	$293,994	$291,720	$294,783
Goodwill and other intangibles	(57,893)	(58,065)	(58,238)	(58,328)	(58,504)
Accumulated other comprehensive loss (income)	3,718	(7,280)	(633)	4,396	8,647
Qualifying trust preferred stock	16,000	16,000	16,000	16,000	16,000
Unrealized Loss on AFS securities	(712)	(275)	(247)	(94)	(97)
Excess deferred tax assets	-	-	-	-	(342)
Total tier I capital	$263,169	$255,221	$250,876	$253,694	$260,486

Total Risk-Based Capital:
Tier I capital	$263,169	$255,221	$250,876	$253,694	$260,486
Qualifying allowance for loan losses	17,959	18,567	17,581	16,980	16,616
Total risk-based capital	$281,128	$273,788	$268,457	$270,674	$277,102

Net risk-weighted assets	$1,855,401	$1,828,559	$1,776,158	$1,709,486	$1,719,540

Ratios:
Average stockholders' equity to average assets	12.46%	12.03%	11.84%	11.82%	12.11%
Tangible capital ratio	10.02%	10.00%	9.72%	9.59%	9.58%
Risk-based capital ratios:
Tier I capital	14.18%	13.96%	14.12%	14.84%	15.15%
Total risk-based capital	15.15%	14.97%	15.11%	15.83%	16.12%
Leverage capital	10.75%	10.47%	10.31%	10.38%	10.52%

(a) June 30, 2008 risk-based capital ratios are estimated

CITY HOLDING COMPANY AND SUBSIDIARIES
Intangibles
(Unaudited) ($ in 000s)

	As of and for the Quarter Ended
	June 30	March 31	Dec 31	Sept 31	June 30
	2008	2008	2007	2007	2007

Intangibles, net	$57,893	$58,065	$58,238	$58,328	$58,504
Intangibles amortization expense	172	173	177	176	177

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Loan Loss Experience
(Unaudited) ($ in 000s)

	Quarter Ended
	June 30	March 31	Dec 31	Sept 30	June 30
	2008	2008	2007	2007	2007

Balance at beginning of period	$18,567	$17,581	$16,980	$16,616	$16,083

Charge-offs:
Commercial, financial, and agricultural	1,022	406	359	-	120
Real estate-mortgage	190	274	203	240	452
Installment loans to individuals	77	75	108	91	60
Overdraft deposit accounts	604	985	938	1,035	956
Total charge-offs	1,893	1,740	1,608	1,366	1,588

Recoveries:
Commercial, financial, and agricultural	41	13	23	19	41
Real estate-mortgage	48	27	35	22	15
Installment loans to individuals	72	108	97	89	98
Overdraft deposit accounts	274	695	404	400	367
Total recoveries	435	843	559	530	521

Net charge-offs	1,458	897	1,049	836	1,067
Provision for loan losses	850	1,883	1,650	1,200	1,600
Balance at end of period	$17,959	$18,567	$17,581	$16,980	$16,616

Loans outstanding	$1,750,047	$1,704,800	$1,767,021	$1,719,776	$1,730,354
Average loans outstanding	1,728,609	1,704,133	1,739,166	1,729,267	1,710,989
Allowance as a percent of loans outstanding	1.03%	1.09%	1.00%	0.99%	0.96%
Allowance as a percent of non-performing loans	122.89%	113.55%	103.28%	86.47%	145.11%
Net charge-offs (annualized) as a
percent of average loans outstanding	0.34%	0.21%	0.24%	0.19%	0.25%
Net charge-offs, excluding overdraft deposit accounts
(annualized) as a percent of average loans outstanding	0.26%	0.14%	0.12%	0.05%	0.11%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Non-Performing Assets
(Unaudited) ($ in 000s)

	June 30	March 31	Dec 31	Sept 30	June 30
	2008	2008	2007	2007	2007

Nonaccrual loans	$14,018	$15,840	$16,437	$18,896	$11,194
Accruing loans past due 90 days or more	431	257	314	566	212
Previously securitized loans past due 90 days or more	165	255	76	176	45
Total non-performing loans	14,614	16,352	16,827	19,638	11,451
Other real estate owned, excluding property associated
with previously securitized loans	6,164	4,192	4,163	1,091	624
Other real estate owned associated with previously
securitized loans	321	148	-	405	231
Other real estate owned	6,485	4,340	4,163	1,496	855
Total non-performing assets	$21,099	$20,692	$20,990	$21,134	$12,306

Non-performing assets as a percent of loans and
other real estate owned	1.20%	1.21%	1.23%	1.23%	0.71%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Total Past Due Loans
(Unaudited) ($ in 000s)

	June 30	March 31	Dec 31	Sept 30	June 30
	2008	2008	2007	2007	2007

Residential real estate	$5,487	$3,763	$5,480	$4,500	$3,354
Home equity	1,316	1,344	2,141	1,075	879
Commercial, financial, and agriculture	1,166	806	1,506	311	2,248
Loans to depository institutions	-	-	-	-	-
Installment loans to individuals	290	360	385	279	370
Previously securitized loans	632	897	1,099	948	799
Overdraft deposit accounts	485	568	612	575	692
Total past due loans	$9,376	$7,738	$11,223	$7,688	$8,342